EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-281898 and 333-279984) and Form S-8 (Nos. 333-282884, 333-275140, 333-240302, 333-232761, 333‑226294, 333‑226293, 333‑226292, 333‑219432, 333‑212669, 333‑204278, 333‑197579, 333‑195771, 333‑188449, 333‑184595, 333‑159486, 333‑150948, 333‑149877, 333‑145891, 333‑135003, 333‑132754, 333‑132753, 333‑124025, 333‑119335, 333‑116681, 333‑115351, 333‑115349, 333‑108251, 333‑105492, 333‑105481, 333‑104720, 333‑103657, 333‑103250, 333‑102648, 333‑101693, 333‑88390, 333‑87674, 333‑85080, 333‑82044, 333‑75874, 333‑65116, 333‑56898, 333‑69589, 333‑33330, 333‑93609, 333‑85591, 333‑71717, 333‑65529, 333‑34599, 333‑27109, and 333‑18963) of Cadence Design Systems, Inc. of our report dated February 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 20, 2025